UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2020 (June 5, 2020)

J. Alexander’s Holdings, Inc.

(Exact name of registrant as specified in its charter)

Tennessee	001-37473	47-1608715
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3401 West End Avenue, Suite 260, P.O. Box 24300, Nashville, TN		37202
(Address of Principal Executive Offices)		(Zip Code)

(615) 269-1900

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.001 per share	JAX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 2.02.	Results of Operations and Financial Condition.

On June 9, 2020, J. Alexander’s Holdings, Inc. (the “Company”) issued a press release announcing earnings results for the Company and its subsidiaries for its fiscal first quarter ended March 29, 2020. A copy of the press release is being furnished as Exhibit 99.1.

The information in this Item 2.02 in this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be deemed “filed” for purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 5, 2020, J. Alexander’s, LLC, an indirect subsidiary of the Company, entered into a Third Amended and Restated Loan Agreement with Pinnacle Bank (the “Third Amended and Restated Loan Agreement”), which provides for a $15,000,000 increase in the Revolving Line of Credit from $1,000,000 to $16,000,000 as described below. The Third Amended and Restated Loan Agreement amends and restates in its entirety the Second Amended and Restated Loan Agreement, dated May 20, 2015, as amended, with Pinnacle Bank (the “Prior Loan Agreement”).

The borrower under the Third Amended and Restated Loan Agreement is J. Alexander’s, LLC, and it is guaranteed by J. Alexander’s Holdings, LLC and certain of its subsidiaries. The indebtedness outstanding under the Third Amended and Restated Loan Agreement is secured by liens on certain personal property of the Company and its subsidiaries, subsidiary guarantees, and a mortgage lien on 17 of the Company’s restaurant locations. The Third Amended and Restated Loan Agreement, among other things, permits payments of tax dividends to members, restricts liens and encumbrances, restricts dividends, and contains certain other provisions customarily included in such agreements.

The Company currently has four separate notes under the Third Amended and Restated Loan Agreement, all of which mature on September 3, 2021:

•	A $16,000,000 revolving line of credit (“Revolving Line of Credit”).

•	A $5,000,001 term loan.

•	A $20,000,000 development line of credit.

•	A $10,000,000 term loan.

Under the Third Amended and Restated Loan Agreement, the Revolving Line of Credit includes an increase in $15,000,000 of capacity (the “Additional Capacity”) over the $1,000,000 available under the Prior Loan Agreement, with such Additional Capacity being available for general corporate purposes, including working capital and letters of credit. Access to the Additional Capacity is contingent upon the Company achieving certain minimum revenue amounts as set forth in the Third Amended and Restated Loan Agreement.

Pursuant to the terms of the Third Amended and Restated Loan Agreement, the borrowings under the Revolving Line of Credit bear interest at 30-day LIBOR plus a margin of 2.50%, with a minimum LIBOR of 1.50%. Interest rates for the remaining three notes remain unchanged.

Under the Third Amended and Restated Loan Agreement, consistent with the financial covenant waiver letter, dated May 6, 2020, by and between J. Alexander’s, LLC and Pinnacle Bank, beginning May 7, 2020 through the period ending July 4, 2021 (the “Initial Covenant Period”), the Company is required to comply with financial covenants that require (i) minimum revenue of (a) at least $99,755,000 for the Company’s fiscal year ending January 3, 2021, (b) at least $118,350,000 on a four quarter trailing basis by April 4, 2021, and (c) at least $166,812,000 on a four quarter trailing basis by July 4, 2021, and (ii) a maximum adjusted debt to tangible net worth ratio of 0.80 or less, measured quarterly beginning September 27, 2020 (collectively, the “Initial Financial Covenants”). Upon the expiration of the Initial Covenant Period, the Initial Financial Covenants will terminate and the Company will be required to comply with financial covenants that require (i) a fixed coverage charge ratio of not less than 1.25 to 1.0 and (ii) a maximum adjusted debt to EBITDAR ratio of not more than 4.0 to 1.0.

If an event of default shall occur and be continuing under the Third Amended and Restated Loan Agreement, the commitments under the Third Amended and Restated Loan Agreement may be terminated and any principal amount outstanding, together with all accrued unpaid interest and other amounts owing in respect thereof, may be declared immediately due and payable.

The foregoing description of the Third Amended and Restated Loan Agreement is not complete and is qualified in its entirety by the terms and provisions of the Third Amended and Restated Loan Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Third Amended and Restated Loan Agreement, dated June 5, 2020, by and between J. Alexander’s, LLC and Pinnacle Bank.

99.1	Press Release issued by J. Alexander’s Holdings, Inc., dated June 9, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

J. Alexander’s Holdings, Inc.

Date: June 9, 2020	By:	/s/ Jessica L. Hagler
Jessica L. Hagler
Vice President, Chief Financial Officer, Treasurer and Secretary